PRESS RELEASE

Contact: Symmetry Medical Inc. Fred L. Hite Senior Vice President Chief Financial Officer (574) 371-2218	Investors: The Ruth Group Zack Kubow (646) 536-7020 zkubow@theruthgroup.com Media: The Ruth Group Jason Rando (646) 536-7025 jrando@theruthgroup.com

Symmetry Medical to Present at the 2011 Wells Fargo Securities Healthcare Conference

Warsaw, Indiana, June 14, 2011 – Symmetry Medical Inc. (NYSE: SMA), a leading independent provider of products to the global orthopaedic device industry and other medical markets, announced today that Thomas J. Sullivan, President and Chief Executive Officer, and Fred L. Hite, Senior Vice President and Chief Financial Officer, are scheduled to present at the 2011 Wells Fargo Securities Healthcare Conference in Boston, MA.

Event: 2011 Wells Fargo Securities Healthcare Conference
Date:    Thursday, June 23, 2011
Time:   10:45 a.m. ET

A live Web cast of the presentation will be available on Symmetry Medical’s Web site at www.symmetrymedical.com. A replay of the Web cast will be available for 30 days after the date of the presentation.

About Symmetry Medical Inc.
Symmetry Medical Inc. is a leading independent provider of implants and related instruments and cases to the orthopaedic device industry. The Company also designs, develops and produces these products for companies in other segments of the medical device market, including arthroscopy, dental, laparoscopy, osteobiologic and endoscopy sectors and provides limited specialized products and services to non-healthcare markets, such as the aerospace market.

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